Exhibit 10.4
AMENDMENT NO. 1 TO SHAREHOLDER AGREEMENT
AMENDMENT NO. 1, dated as of October 26, 2026 (this “Amendment”), to the SHAREHOLDER AGREEMENT, dated as of May 24, 2019 (the “Original Agreement”), between Invesco Ltd., a Bermuda exempted company (“Invesco”), and Massachusetts Mutual Life Insurance Company, a Massachusetts mutual life insurance company (“MassMutual”). Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Original Agreement.
WITNESSETH:
WHEREAS, the parties previously entered into the Original Agreement; and
WHEREAS, pursuant to and in accordance with Section 5.4 of the Original Agreement, the parties wish to amend the Original Agreement as set forth in this Amendment;
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and in the Original Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:
ARTICLE I
AMENDMENT
Section 1.1Agreement
Whenever used in the Original Agreement or this Amendment, the term “Agreement” shall hereinafter refer to the Original Agreement, as amended by this Amendment.
Section 1.2Governance Termination Date
The definition of “Governance Termination Date” in Section 1.1 of the Original Agreement is hereby amended and restated in its entirety to read as follows:
“Governance Termination Date” means the date on which MassMutual and its Controlled Affiliates cease to Beneficially Own at least (i) ten percent (10%) of the issued and outstanding Invesco Common Stock or (ii) (A) five percent (5%) of the issued and outstanding Invesco Common Stock and (B) $1,000,000,000 in aggregate Liquidation Preference; provided, however, that if as of such date MassMutual is entitled to purchase additional shares of Invesco Common Stock pursuant to Section 2.3, MassMutual shall not be deemed to have fallen below the applicable threshold if purchases pursuant to Section 2.3 would prevent it from falling below such threshold unless MassMutual fails to exercise such purchase right at a level that would result in MassMutual not falling below such threshold within the time period provided in Section 2.3.

ARTICLE II
REPRESENTATIONS AND WARRANTIES
Section 2.1MassMutual Representations and Warranties
MassMutual represents and warrants to Invesco as follows:
(a)Authority Relative to this Amendment. MassMutual is duly organized, validly existing and in good standing under the Laws of the Commonwealth of Massachusetts and has the requisite organizational power and authority to execute and deliver this Amendment. The execution and delivery of this Amendment by MassMutual has been duly authorized by all necessary company actions and no other company, policyholder or member proceedings on the part of MassMutual or any subsidiary thereof are necessary to authorize this Amendment. This Amendment has been duly and validly executed and delivered by MassMutual and (assuming that this Amendment has been duly and validly authorized, executed and delivered by Invesco) constitutes the valid and binding obligation of MassMutual, enforceable against it in accordance with its terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”).
(b)Approvals. No consent, approval, authorization or order of, or registration, qualification or filing with, any court, regulatory authority, governmental body or any other third party is required to be obtained or made by MassMutual for the execution, delivery or performance by MassMutual of this Amendment.
Section 2.2Invesco Representations and Warranties
Invesco represents and warrants to MassMutual as follows:
(a)Authority Relative to this Amendment. Invesco is an exempted company, duly organized and validly existing under the Laws of Bermuda, and has the requisite organizational power and authority to execute and deliver this Amendment. The execution and delivery of this Amendment by Invesco has been duly authorized by all necessary company action and no other company or stockholder proceedings on the part of Invesco are necessary to authorize this Amendment. This Amendment has been duly and validly executed and delivered by Invesco and (assuming that this Amendment has been duly and validly authorized, executed and delivered by MassMutual) constitutes the valid and binding obligations of Invesco, enforceable against Invesco in accordance with its terms, subject to the Enforceability Exceptions.
(b)Approvals. No consent, approval, authorization or order of, or registration, qualification or filing with, any court, regulatory authority, governmental body or any other third party is required to be obtained or made by Invesco for the execution, delivery or performance by Invesco of this Amendment.

ARTICLE III
MISCELLANEOUS
Section 3.1Full Force and Effect
Except as expressly amended by this Amendment, the Original Agreement remains unchanged, and the Original Agreement, as amended hereby, shall remain in full force and effect.
Section 3.2Governing Law
This Amendment shall be governed by and construed in accordance with the Laws of the State of New York (except to the extent that mandatory provisions of the Laws of Bermuda govern), without giving effect to its principles or rules of conflict of laws, to the extent such principles or rules are not mandatorily applicable by statute and would permit or require the application of the Laws of another jurisdiction. The provisions of Section 5.11 of the Original Agreement are incorporated by reference herein, mutatis mutandis.
Section 3.3Counterparts
This Amendment may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on their behalf by an authorized officer as of the date first above written.

INVESCO LTD.

By:	/s/ L. Allison Dukes
	Name:	L. Allison Dukes
	Title:	Senior Managing Director and Chief Financial Officer

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Jaime Genua
	Name:	Jaime Genua
	Title:	Head of Legal

[Signature Page to Amendment No. 1 to Invesco-MassMutual Shareholder Agreement]
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